Flushing Financial Corporation Appoints Sang Ki Han to Board of Directors

Lake Success, NY – July 30, 2007 – Flushing Financial Corporation (NASDAQ: FFIC), the parent company of Flushing Savings Bank, FSB, today announced the appointment of Sang Ki “Sam” Han to its Board of Directors effective September 1, 2007. The announcement was made by John R. Buran, Flushing’s President and Chief Executive Officer on behalf of Flushing’s Board of Directors.

Gerald P. Tully Sr., Chairman of the Board, and Mr. Buran together stated: “We are pleased that Sang Ki “Sam” Han has agreed to join our Board of Directors. With our continuing focus on developing business in Flushing’s Asian community it is fitting that we have chosen Mr. Han, one of the community’s most successful entrepreneurs, to be a member of our Board. We believe that Mr. Han is a highly talented and motivated executive who will make a superb addition to Flushing’s Board of Directors. We look forward to working with him and benefiting from his business experience and acumen.”

Sang Ki “Sam” Han is currently president and founder of The Korean Channel, Inc. and has over 20 years of business experience within the broadcast media industry. He is a first generation Korean American who immigrated to the United States in 1976 to pursue a degree in marketing at St. Louis University. Mr. Han started the first Korean-American cable TV station in 1985, brought Korea’s largest newspaper (Chosun Ilbo) to New York and, in 2003, launched a Korean FM radio station. Mr. Han has focused his long career on enriching the Korean community with in-language media and has developed a great expertise in multicultural media and marketing. He currently is an advisor and board member to the Flushing Town Hall, an Ellis Island Award recipient, an advisor to Flushing Savings Bank’s Asian Advisory Board and a well-respected community leader.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as "may", "will", "should", "could", "expects", "plans", "intends", "anticipates", "believes", "estimates", "predicts", "forecasts", "potential" or "continue" or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Flushing Financial Corporation is the holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the FDIC. With the addition of the new banking center, the Bank will conduct its business through fourteen banking offices located in Queens, Brooklyn, Manhattan, and Nassau County. Additionally, the Bank has further expanded outside its geographic footprint with its new online banking division, iGObanking.com.

The Korean Channel, Inc., is the first Korean-American cable broadcast station and is currently viewed in over 200,000 households in New York and New Jersey. TKCTV has partnerships with the top 3 Korean broadcast stations, SBS, KBS, and MBC, and has received numerous awards from the Korean government and broadcast stations as a leader and visionary as a foreign Korean broadcaster for its programming and work for the Korean people.

For more information relating to Flushing Financial Corporation and Flushing Savings Bank, please visit our Web Site at www.flushingsavings.com.

CONTACT: Flushing Financial Corporation

Maria A. Grasso, 718-961-5400

SOURCE: Flushing Financial Corporation